UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

CIROND CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-49763 (Commission File Number)	88-0469593 (IRS Employer Identification No.)

4185 Still Creek Drive #B-101, Burnaby, British Columbia, Canada V5C 6G9

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Registrant's telephone number, including area code (604) 205-5039

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Cirond Corporation (the “Company”) entered into a Foreclosure Sale Agreement dated as of April 4, 2006 (the “Agreement”) among Sand Hill Finance, LLC (“Sand Hill”), the Company, ServGate Technologies, Inc. (“ServGate”), and BSGL, LLC (“BSGL”), pursuant to which the Company agreed to acquire all of the personal property assets of ServGate and assume approximately $6,100,000 of ServGate’s liabilities from Sand Hill and BSGL, who were secured senior lenders holding those assets as collateral on existing loans that were in default. The assets acquired consisted of primarily of intellectual property. The Company also issued 9,000,000 shares of the Company’s Common Stock to BSGL in accordance with the terms of the Agreement. The acquisition was made pursuant to a private foreclosure sale under Section 9610 of the California Uniform Commercial Code. A copy of the Agreement is included as Exhibit 2.1 to this filing.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 10, 2006, the Company completed its acquisition of the assets and the assumption of the specified liabilities of ServGate pursuant to the terms of the Agreement described in Item 1.01 above. ServGate had developed unified threat management software and had more than 100 employees in the United States, Canada, and China.

While the Company purchased the intellectual property rights (patents, domain names, and product trade marks) to the ServGate products, it did not acquire ServGate’s distributor and importer agreements or sales force. Roughly half of ServGate’s employees are likely to continue with the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the acquisition of the assets described above, the Company obtained a secured bridge loan for $1,000,000 from Sand Hill and executed promissory notes to Sand Hill and BSGL in the principal amounts of $2,100,000 and $2,500,000, respectively. All of these obligations are secured by a security interest in the purchased assets. The security interest of the bridge lender, up to a principal amount of $1,000,000 (plus interest and costs of enforcement), has first priority, the security interest of Sand Hill up to a principal amount of $2,100,000 (plus interest and costs of enforcement) is second, and the security interest of BSGL up to a principal amount of $2,500,000 (plus interest and costs of enforcement) is third.

The $1,000,000 bridge loan accrues interest at 10% per annum, requires quarterly interest payments beginning July 1, 2006, and is due October 1, 2006. If the Company should receive at least $3,000,000 of proceeds from the sale of its equity securities by July 3, 2006, then the Company shall pay Sand Hill $500,000 and may elect to extend the maturity date of the loan to April 1, 2007. If revenues generated by the Company through June 30, 2006 are less than $1,500,000, then Sand Hill will have the option to require payment of the loan in full on the day that is 90 days after June 30, 2006. Proceeds of the bridge loans were used for payments to Sand

Hill to reduce the $2,100,000 principal balance of its note and accrued liabilities that the Company had assumed.

The note for $2,100,000 made payable to Sand Hill is due December 31, 2006, accrues interest at 18% per annum, and requires monthly interest payments, as well as mandatory principal payments as follows: $150,000 by April 7, 2006, $150,000 by April 30, 2006, $500,000 by June 30, 2006, $500,000 by September 30, 2006, 25% of the proceeds from an anticipated OEM agreement, and 15% of the proceeds of any sale of equity over $3,000,000.

The note for $2,500,000 made payable to BSGL is due December 31, 2007, accrues interest at the prime rate plus 2% per annum and requires mandatory principal payments as follows: 10% of the net proceeds of the PIPE Transaction, $375,000 on December 31, 2006, $375,000 on March 31, 2007, $375,000 on June 30, 2007, $375,000 on September 30, 2007, and the remaining outstanding principal balance on December 31, 2007. If the operating income generated by the ServGate products equals or exceeds $2,000,000 for the fiscal year ended December 31, 2006, then the note is to be paid by January 31, 2007. Interest is to be paid upon maturity by issuing common stock at a per share price equal to the lesser of (i) the PIPE Transaction Price (described below) and (ii) the current market price on the maturity date. The PIPE Transaction refers to the proposed issuance by the Company of securities or convertible debt for an aggregate issuance price of not less than $5,000,000.

BSGL can convert the principal amount of the note at any time. BSGL must convert the $1,000,000 of the principal amount of the note if the revenue from the ServGate products does not equal or exceed $5,000,000 for the one-year period commencing April 4, 2006. In either case, conversion would be at a per share price equal to the lesser of (i) the PIPE Transaction Price and (ii) the current market price on the conversion date.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the terms of the Agreement described in Item 1.01 above, as part of the Closing the Company issued 9,000,000 shares of its Common Stock to BSGL, LLC. The shares were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) thereof. The issuance of the shares was pursuant to a negotiated transaction not involving a public offering. The certificates representing the shares bear a restrictive legend prohibiting the sale of the shares in violation of the Act.

The Company also issued a warrant to purchase stock to Sand Hill, which entitles Sand Hill to purchase, until April 3, 2013 at $0.01 per share, a number of shares of common stock equal to 10% of the outstanding capital stock of the Company on a fully diluted basis, assuming exercise of all stock options, warrants and rights to acquire stock; conversion of all debt or other instruments convertible into equity securities; and conversion of all preferred stock of other equity securities into common stock, with the calculation to be made as of April 4, 2006 after giving effect to the asset acquisition transaction.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Regulation S-B Number	Document
2.1	Foreclosure Sale Agreement made April 4, 2006 among Sand Hill Finance, LLC, Cirond Corporation, ServGate Technologies, Inc., and BSGL, LLC
10.1	Loan and Security Agreement dated as of April 3, 2006 between Cirond Corporation and Sand Hill Finance, LLC
10.2	Promissory Note from Cirond Corporation to Sand Hill Finance, LLC dated April 3, 2006 in the amount of $1,000,000
10.3	Promissory Note from Cirond Corporation to Sand Hill Finance, LLC dated April 4, 2006 in the amount of $2,100,000
10.4	Promissory Note from Cirond Corporation to BSGL, LLC dated April 4, 2006 in the amount of $2,500,000
10.5	Warrant to Purchase Stock of Cirond Corporation dated April 3, 2006 issued to Sand Hill Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIROND CORPORATION
May 2, 2006	By: /s/ Nicholas Miller Nicholas Miller President and Chief Executive Officer

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